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                         WESTERN INVESTMENT REAL ESTATE TRUST

                  Computation of Ratio of Earnings to Fixed Charges
               Years Ended December 31, 1996, 1995, 1994, 1993 and 1992
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                                         Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
                                           1996         1995         1994         1993         1992
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
Earnings:
         Net income from
         continuing operations
         before income tax....             11,116       10,257        9,911       11,594       11,323
         Fixed charges...                  11,417       11,566       10,063        7,779        7,925
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         As adjusted....                   22,533       21,823       19,974       19,373       19,248
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Fixed charges:
         Interest expense...               10,924       11,146        9,744        7,597        7,726
         Interest capitalized...              128           29          -            -             -
         Amortization of debt
         issuance costs...                    365          391          319          182          199
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         Fixed charges...                  11,417       11,566       10,063        7,779        7,925
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Ratio of earnings to fixed charges...         2.0          1.9          2.0          2.5           2.4
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